UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2016

Seventy Seven Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36354	45-3338422
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

777 N.W. 63rd Street Oklahoma City, Oklahoma		73116
(Address of principal executive offices)		(Zip Code)

(405) 608-7777

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Restricted Stock Unit Award Agreements

In accordance with the Seventy Seven Energy Inc. 2016 Omnibus Incentive Plan (the “Plan”), effective September 20, 2016, the Nominating, Governance and Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Seventy Seven Energy Inc.(the “Company”) approved the form of Director Restricted Stock Unit Award Agreement (the “Director RSU Agreement”), the form of Executive Restricted Stock Unit Award Agreement (the “Executive RSU Agreement”) and the form of Employee Restricted Stock Unit Award Agreement (the “Employee RSU Agreement” and, collectively with the Director RSU Agreement and Executive RSU Agreement, the “Award Agreements”) and initial grants under the Plan.

The restricted stock units granted pursuant to the Director RSU Agreement will vest in one-third installments on each of the first, second and third anniversaries of the grant date or if earlier for the relevant year, the date of the annual meeting of the stockholders, subject to the director’s continuous service on the Board through each applicable vesting date. The restricted stock units granted pursuant to the Executive RSU Agreement and Employee RSU Agreement will vest as follows: 25% will vest on the grant date and 6.25% will vest on the last day of each calendar quarter beginning after the grant date until all restricted stock units granted thereunder become vested or forfeited; subject to the executive’s continuous employment with the Company or a subsidiary through each applicable vesting date. All Award Agreements provide for vesting upon the occurrence of a change in control (as defined in the Plan), provided that the participant has remained in continuous employment or service (as applicable) through the date of the Change in Control. Upon vesting the restricted stock units are payable in shares of the Company’s common stock.

The description of the Award Agreements in this report is qualified in its entirety by reference to the full text of the form of Award Agreements, which are filed as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3 to this Current Report on Form 8-K and are incorporated by reference into this Item 1.01.

Compensation of Directors

The Compensation Committee and the Board have approved the non-employee director compensation package, effective August 1, 2016, which consists of a grant of equity-based incentive to be valued at approximately $225,000, which vests ratably in equal annual installments over a three year period subject to the director’s continuous service on the Board through the applicable vesting date, an annual cash retainer of $100,000 and an additional annual cash retainer of (i) $12,000 for serving as the Chairman of the Board, (ii) $10,000 for serving as the Audit Committee chairman and (iii) $5,000 for serving as the Compensation Committee chairman. Directors who are also employees of the Company’s three major stockholders that are parties to the Stockholders Agreement dated as of August 1, 2016 will not receive compensation in their roles as directors.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Form of Director Restricted Stock Unit Award Agreement.

10.2	Form of Executive Restricted Stock Unit Award Agreement.

10.3	Form of Employee Restricted Stock Unit Award Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 27, 2016	SEVENTY SEVEN ENERGY INC.

	By:	/s/ Cary Baetz
Cary Baetz
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Form of Director Restricted Stock Unit Award Agreement.

10.2	Form of Executive Restricted Stock Unit Award Agreement.

10.3	Form of Employee Restricted Stock Unit Award Agreement.